UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2009

CENTURY PROPERTIES GROWTH FUND XXII, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Century Properties Growth Fund XXII, LP, a Delaware limited partnership (the “Registrant”), owns Autumn Run Apartments (“Autumn Run”), a 320-unit apartment complex located in Naperville, Illinois. On July 15, 2009 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Autumn Run Apartments, LLC, an Illinois limited liability company (the “Purchaser”), to sell Autumn Run to the Purchaser for a total sales price of $24,745,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $24,745,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit (the “Initial Deposit”) of $245,000 to Fidelity National Title Insurance Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends on August 5, 2009. On or before the expiration of the feasibility period, the Purchaser is required to deliver an additional deposit of $245,000. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the contract prior to the end of the feasibility period, the Initial Deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is the earlier of (i) fifteen days after the receipt of the approval of the loan assumption or (ii) September 15, 2009. The Registrant has the option to extend the closing date to September 30, 2009 by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay all sales, use, gross receipts or similar taxes, all fees required to be paid by the Purchaser with respect to the title policy, all premiums and fees for any mortgage title policy or endorsements the lender requires, all City of Naperville real estate transfer taxes and one-half of the customary closing costs of the Escrow Agent. The Registrant will pay the base premium for the title policy, all State of Illinois real estate transfer taxes and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and the Registrant each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Autumn Run by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $2,475,000 will be borne by the Registrant. The Registrant must maintain, in full force and effect until the closing date, all existing insurance coverage on Autumn Run.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or, (ii) subject to certain conditions, seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit

10.47       Purchase and Sale Contract between Century Properties Growth Fund XXII, LP, a Delaware limited partnership, and Autumn Run Apartments, LLC, an Illinois limited liability company, dated July 15, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:   FOX PARTNERS IV

General Partner

By:   FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 21, 2009